UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2008

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	001-14783	11-2846511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza
Jericho, NY 11753
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (516) 465-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                As of August 1, 2008, State Bancorp, Inc. (the “Company”) entered into an Amended and Restated Change of Control Employment Agreement (the “Change of Control Agreement”) with Brian K. Finneran, the Company's Chief Financial Officer.  The Change of Control Agreement supersedes any existing agreement with Mr. Finneran covering the same subject matter and is designed to comply with provisions of the section 409A of the Internal Revenue Code of 1986, regulating non-qualified deferred compensation plans, that may apply to employment agreements.  Mr. Finneran's Change of Control Agreement is on the form of agreement adopted by the Company for use in entering into change of control agreements with executive officers.  The form of change of control agreement was filed as Exhibit 10.1 to the Company's 10-Q filed by the Company on November 9, 2007 and is incorporated herein by reference.

               The Change of Control Agreement provides Mr. Finneran with severance benefits payable in the event of discharge without cause or resignation with good reason in connection with or within a prescribed period following a change of control of the Company (the “Employment Period”). Severance benefits include a multiple of base salary rate and recent annual bonus (the “Severance Multiple”) and a continuation of health, medical and other insurance benefits for a period of years following termination (the “Benefits Continuation Period”). Severance benefits are capped at the maximum amount that may be paid without triggering an excise tax under section 4999 of the Internal Revenue Code of 1986 or resulting in a loss of deductibility under section 280G of the Internal Revenue Code of 1986. In consideration for the severance benefits, Mr. Finneran agrees to observe covenants that protect the Company’s confidential and proprietary information, to refrain from disparaging the Company, and for one year following termination, to refrain from soliciting or interfering with the Company’s relationships with its customers and employees.

       The details of Mr. Finneran's Change of Control Agreement are set forth below:

Name	Employment Period (Years)	Severance Multiple	Benefits Continuation Period (Years)
Brian K. Finneran	Three years	Two	Two years

ITEM 5.02       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN DIRECTORS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

By letter dated August 6, 2008, Gerard J. McKeon tendered his resignation as a director of the Company and State Bank of Long Island, effective September 30, 2008.

ITEM 8.01       OTHER EVENTS

On August 6, 2008, the Company issued a press release announcing final approval of the Stipulation of Settlement relating to the previously disclosed shareholder derivative lawsuit.  The press release is filed herewith as Exhibit 99.1.

On August 5, 2008 the Honorable Ira B. Warshawsky, J.S.C. signed a Final Judgment and Order of Dismissal (“Final Judgment”) with regard to the Stipulation of Settlement among the parties, dated June 12, 2008, in connection with the previously disclosed shareholder derivative suit filed in the Supreme Court of the State of New York, County of Nassau (the “Court”) (Index No. 012411/07) by Ona Guthartz, First Wall Securities, Inc. and Alan Guthartz as custodian for Jason Guthartz.  The Final Judgment was entered in the County Clerk’s Office, Nassau County on August 5, 2008.

The summary of the terms of the Stipulation of Settlement set forth in the Current Report on Form 8-K filed by the Company on June 18, 2008 and qualified in its entirety by reference to the Notice of Pendency and Settlement of Shareholder Derivative Action, filed as an exhibit thereto, is incorporated herein by reference.

In addition to issuing final approval of the Stipulation of Settlement, the Final Judgment approved the award to plaintiffs’ counsel of attorneys’ fees in the sum of $1,000,000 and expenses in the sum of $27,839.38.  The Court also determined that each of the individual defendants are fairly and reasonably entitled to be indemnified by the Company for their legal fees and expenses incurred in connection with the defense and settlement of  the lawsuit.  Gulf Insurance Company has agreed to pay an additional $575,000 to the Company (above the $1.2 million agreed to in the Stipulation of Settlement) in final settlement of all insurance claims related to this matter.  This amount will help to offset such indemnification costs as well as the Company’s legal fees incurred in connection with the derivative lawsuit.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

The following exhibits are filed as part of this report.

                                Exhibit 10.1               Form of Amended and Restated Change of Control Employment Agreement (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 filed on November 9, 2007
               (File No. 001-14783)

Exhibit 99.1               Press Release announcing final approval of Stipulation of Settlement

Exhibit 99.2               Notice of  Pendency and Settlement of Shareholder Derivative Action (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on June 18, 2008 (File No. 001-14783)

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2008	State Bancorp, Inc.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                    Description

Exhibit 10.1                           Form of Amended and Restated Change of Control Employment Agreement (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 filed on November 9, 2007 (File No. 001-14783)

Exhibit 99.1                           Press Release announcing final approval of Stipulation of Settlement

Exhibit 99.2	Notice of Pendency and Settlement of Shareholder Derivative Action (incorporated by reference to the Registrant’s Current Report on From 8-K filed June 18, 2008 (File No. 001-14783)